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                                       FORM 8-A

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                ---------------------

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                              -------------------------
                             CENTERPOINT PROPERTIES TRUST
                (Exact name of registrant as specified in its charter)

       MARYLAND                                             36-3910279*
(State of incorporation                                  (I.R.S. Employer
    or organization)                                  Identification Number)

                              401 NORTH MICHIGAN AVENUE
                                      30TH FLOOR
                               CHICAGO, ILLINOIS 60611

             (Address of principal executive offices, including zip code)

                           --------------------------------

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                         Name of each exchange on which
    to be so registered                         each class is to be registered

Common Shares of Beneficial Interest
par value $0.001 per share                         New York Stock Exchange
-----------------------------------------       ------------------------------

8.22% Convertible Subordinated Debentures
due 2004                                           New York Stock Exchange
-----------------------------------------       ------------------------------

    If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ x ]

    If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. [   ]

    Securities Act registration statement file number to which this form relates:
    333-33515 (if applicable)
    ---------

    Securities to be registered pursuant to Section 12(g) of the Act:

                                         None
--------------------------------------------------------------------------------
                                   (Title of Class)

                                         None
--------------------------------------------------------------------------------
                                   (Title of Class)


-------------------
* I.R.S. Employer Identification Number of CenterPoint Properties Corporation, of which the Registrant is the successor entity.

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The information required by this item is incorporated by reference from the Registration Statement on Form S-4 filed by the Registrant with the Securities and Exchange Commission (the "Commission") on August 13, 1997 and declared effective by the Commission on September 3, 1997, as amended, under the captions "Description of Shares of Beneficial Interest in the Trust" and "Description of Trust Debentures."

ITEM 2.  EXHIBITS.

The Exhibits listed below are filed as part of this report:

     *1. Plan of Reorganization by and between CenterPoint Properties Corporation, of which the Registrant is the successor entity (the "Company"), and the Registrant
     *2.  Declaration of Trust of the Registrant
     *3.  By-laws of the Registrant
     *4. Form of certificate representing common shares of beneficial interest in the Registrant
     *5. Form of certificate representing 8.22% Convertible Subordinated Debentures of the Registrant
    **6.  Form of Indenture
     *7.  Form of First Supplemental Indenture

    -------------------
    * Incorporated by reference from the Registrant's Registration Statement on Form S-4 (File No. 333-33515).
    ** Incorporated by reference from the Registration Statement on Form S-11 filed by the Company (File No. 33-69710).

                                      SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  CENTERPOINT PROPERTIES TRUST


                                  By: /s/ John S. Gates, Jr.
                                     -----------------------------------------
                                          John S. Gates, Jr., President and
                                          Chief Executive Officer


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                                  INDEX TO EXHIBITS


     *1. Plan of Reorganization by and between CenterPoint Properties Corporation, of which the Registrant is the successor entity (the "Company"), and the Registrant

     *2.  Declaration of Trust of the Registrant

     *3.  By-laws of the Registrant

     *4. Form of certificate representing common shares of beneficial interest in the Registrant

     *5. Form of certificate representing 8.22% Convertible Subordinated Debentures of the Registrant

    **6.  Form of Indenture

     *7.  Form of First Supplemental Indenture



----------------------------
    * Incorporated by reference from the Registrant's Registration Statement on Form S-4 (File No. 333-33515).
    ** Incorporated by reference from the Registration Statement on Form S-11 filed by the Company (File No. 33-69710).



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